UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2018

SOUTHWEST GAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

California	001-37976	81-3881866
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876‑7237
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ___

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ___

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2018, the Board of Directors (the “Board”) of Southwest Gas Holdings, Inc. (the “Company”) elected Mses. Jane Lewis-Raymond and Leslie T. Thornton as new directors of the Company, effective January 1, 2019.  Concurrent with the election of Mses. Lewis-Raymond and Thornton to the Board, the Board approved a resolution increasing the size of the Board from ten to twelve directors.  As directors, Ms. Lewis-Raymond will serve on the Audit and Nominating and Corporate Governance Committees of the Board and Ms. Thornton will serve on the Audit and Compensation Committees of the Board.  Mses. Lewis-Raymond and Thornton’s compensation as members of the Board will be consistent with the compensation of our existing directors, as described in the Company’s 2018 Proxy Statement.

Ms. Lewis-Raymond has served the natural gas industry for nearly three decades.  Currently, Ms. Lewis-Raymond is a partner with Parker Poe Adams and Bernstein in Charlotte, North Carolina, where she co-leads the Governance, Risk and Compliance Practice Group and is a member of the firm’s Energy Practice Group.  She retired from Piedmont Natural Gas Company Inc. (“Piedmont”) in 2016, following the acquisition of Piedmont by Duke Energy Corporation, where she was a senior officer and member of the Executive Management Team, leading top line growth and measurable strategic and sustainability directives to build long-term value for shareholders. During her ten-year tenure with the company, she rose from General Counsel and Corporate Secretary to Senior Vice President, Chief Legal, Compliance and External Relations Officer.  During her time at Piedmont, she implemented several corporate governance initiatives relating to enterprise risk management, cybersecurity readiness, crisis management planning and board succession planning.

Earlier in her career, she was with the American Gas Association, as Vice President of Regulatory Affairs.  Ms. Lewis-Raymond is the Co-chair for the Teach For America Charlotte-Piedmont Triad Advisory Board and serves on the National Advisory Council for Teach For America, the Board of Directors for MeckEd, the Steering Committee for The Keystone Energy Board, and is a member of Women Executives. She is a graduate of the University of Maryland and an Order of the Coif graduate of the University of Maryland School of Law.

Ms. Thornton began her career in the utility industry as a senior executive in 2011 for WGL Holdings, Inc. (“WGL”) and Washington Gas Light Company, a wholly-owned subsidiary of WGL and served in elevated roles until becoming the Senior Vice President, General Counsel and Corporate Secretary in 2014.  She assumed the position of Senior Vice President, Merger Transition Counsel following the 2018 acquisition of WGL by AltaGas and will end her employment with WGL on November 30, 2018. During her WGL tenure, Ms. Thornton earned her Master of Laws degree in National Security Law with a cybersecurity focus from Georgetown University Law Center and provided legal counsel on a broad range of issues including critical infrastructure cybersecurity and data protection.

Before joining WGL, Ms. Thornton was a partner at two national law firms focusing on internal corporate, federal and state attorney general investigations, appellate litigation, and homeland security issues.  In the Clinton administration, she served in the U.S. Department of Education and was Chief of Staff to the Secretary of Education.  Since 2005, she has been a member of the Board of Directors for Career Education Corporation, where she serves on the Audit Committee and chairs the Compliance and Risk Committee.  Previously, she served as Lead Independent Director of Career Education Corporation.  Ms. Thornton is a Board Leadership Fellow for the National Association of Corporate Directors.  Ms. Thornton serves on the Metropolitan Board of Directors for the Boys and Girls Clubs of Greater Washington, the Board of Trustees for the University of the District of Columbia David A. Clarke School of Law, and the Board of Governors for the District of Columbia Bar.  She is a graduate of the University of Pennsylvania and Georgetown University Law Center.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

Date: November 14, 2018
/s/ KAREN S. HALLER
Karen S. Haller
Executive Vice President/Chief Legal and Administrative
Officer and Corporate Secretary